EXHIBIT 99.1

Golden Matrix Reports Fiscal 2022 Financial Results With Record Revenues of $36 Million

LAS VEGAS, NV, January 30, 2023 - Golden Matrix Group Inc. (NASDAQ:GMGI)(the “Company”, “Golden Matrix” or “GMGI”), developer, licensor and global operator of online gaming and eCommerce platforms, systems, and gaming content, today reported financial results for its fiscal year ended October 31, 2022.

•	Full year revenues of $36 million, an increase of 219% on revenues of $11.3 million in the comparable 12-month period ended October 31, 2021.
•	Adjusted EBITDA of over $3.5 million * for the year ended October 31, 2022.
•	Cash and cash equivalents of $14.9 million and total assets of $32.5 million as of October 31, 2022.
•	Total liabilities as of October 31, 2022 of $2,774,932, comprised of $2,715,154 in current liabilities and $59,778 in non-current liabilities.
•	GMGI shareholders’ equity of $26.8 million , up from $18.9 million on October 31, 2021, an increase of 42% over the 12-month period. ended October 31, 2021.
•	Current game operations and registered user numbers of 685 and 7 million, respectively, in business-to-business (B2B) traditional business.
•	Business-to-consumer (B2C) segment – RKingsCompetitions Ltd. (RKings) - now has over 45,000 unique active users per month.
•	Subsequent event: On January 12, 2023, GMGI entered into a definitive agreement to acquire MeridianBet Group and its related companies in a cash and stock transaction valued at approximately $300 million.

Revenue contributions in fiscal 2022 from GMGI’s B2B and B2C segments were $14.8 million and $21.2 million, respectively. There were no contributions from the (RKings) B2C segment during fiscal 2021, as GMGI had not acquired its 80 percent controlling ownership interest in RKings until the beginning of fiscal 2022. At the end of the fiscal year, GMGI exercised its option and acquired the remaining 20 percent interest. The revenues and adjusted EBITDA discussed above include the 20% non-controlling interest which was held in RKings during the year ended October 31, 2022. More detailed information on the minority interest can be found in our most recent Annual Report on Form 10-K for the year ended October 31, 2022, which was filed with the Securities and Exchange Commission (SEC) today.

The increase of general and administrative expenses – to $5,442,591 in fiscal 2022 from $1,264,672 in the prior year – was due primarily to $3,131,121 of G&A expenses from the Company’s RKings B2C segment. The 83% year-over-year increase in G&A expenses in the B2B segment was due mainly to increases in marketing and payroll costs.

“This has been a highly constructive year for our rapidly growing company,” said Golden Matrix CEO Brian Goodman, who continued, “We believe the increased costs incurred and investments made in our B2B and B2C platforms have positioned GMGI to sustain and even accelerate our strong revenue growth. To remain competitive in the worldwide gaming industry, we are continually upgrading our systems and gaming content offerings to support the needs of our millions of participants.”

Mr. Goodman said the entry into the agreement to purchase MeridianBet Group, announced recently (the “Purchase Agreement”) and expected to be completed in the first half of the current year, “will significantly advance GMGI’s global footprint with numerous B2B and B2C product offerings on most continents and, we believe, create the opportunity for us to participate in online gambling markets in the U.S. and Canada.”

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Mr Goodman further added, “The combined pro forma revenues of Golden Matrix and MeridianBet are expected to be greater than $100 million for FY2022, with an Adjusted EBITDA estimated to be greater than $22 million for the pro forma year ended October 31, 2022, making the combination financially appealing and earnings-accretive.”

Mr. Goodman said that GMGI expects to begin generating considerable revenues in the first half of this year via its B2C Mexican Casino, which offers Online Casino Games, Sportsbook and the successful RKings Tournament product and continued, “We believe it should serve as the first major step toward GMGI’s planned expansion throughout Latin America.”

Selective amounts stated above are rounded to the nearest $100,000, please see Form 10-K for exact numbers

For additional information on Golden Matrix’s financial performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, which has been filed with the SEC today and is available at

https://www.nasdaq.com/market-activity/stocks/gmgi/sec-filings or www.sec.gov.

A summary of the Company’s performance and highlights can be found at www.goldenmatrix.com/highlights.

* Adjusted EBITDA is a non-GAAP financial measure. See also “Non-GAAP Financial Measures” and “Reconciliation of Net Income attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense” included in the tables at the end of this release.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established B2B and B2C gaming technology company operating across multiple international markets. The B2B division of Golden Matrix develops and licenses proprietary gaming platforms for its extensive list of clients and RKings, its B2C division, operates a high-volume eCommerce site enabling end users to enter paid-for competitions on its proprietary platform in authorized markets.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

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Non-GAAP Financial Measures

Adjusted EBITDA, which is disclosed above, is a “non-GAAP ﬁnancial measure” presented as a supplemental measure of the Company’s performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, and also excludes stock-based compensation expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reﬂect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reﬂect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reﬂect the signiﬁcant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reﬂect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP ﬁnancial measures, please see the section titled “Reconciliation of Net Income attributable to Golden Matrix Group, Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense” included at the end of this release. Estimated pro forma Adjusted EBITDA of the Company for the FY2022 period, assuming the successful closing of the Meridian Bet acquisition as discussed above has not been reconciled to the comparable GAAP financial measure because the reconciliation could not be performed without unreasonable efforts.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the Purchase Agreement on the terms set forth in, and pursuant to the required timing set forth in, the Purchase Agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of the shareholders of MeridianBet Group or GMGI (collectively, the “Purchase Agreement Parties”) to terminate the Purchase Agreement; the effect of such termination, including breakup and other fees potentially payable in connection therewith; the outcome of any legal proceedings that may be instituted against Purchase Agreement Parties or their respective directors or officers; the ability to obtain regulatory and other approvals and meet other closing conditions to the Purchase Agreement on a timely basis or at all, including the risk that regulatory and other approvals required for the Purchase Agreement are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or the expected benefits of the transaction; the ability of GMGI to obtain the funding required to complete such acquisition, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; the ability to obtain approval by GMGI’s shareholders on the expected schedule of the transactions contemplated by the Purchase Agreement; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Purchase Agreement; the ability of GMGI to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the expected synergistic relationships and cost savings from the transactions contemplated by the Purchase Agreement; uncertainty as to the long-term value of the common stock of GMGI following the closing of the Purchase Agreement; the business, economic and political conditions in the markets in which Purchase Agreement Parties operate; the impact of the COVID-19 pandemic on GMGI; the effect on GMGI and its operations of the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation; the need for additional financing, the terms of such financing and the availability of such financing; the ability of GMGI and/or its subsidiaries to obtain additional gaming licenses; the ability of GMGI to manage growth; GMGI’s ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; GMGI’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; GMGI’s expectations for future growth, revenues, and profitability; GMGI’s expectations regarding future plans and timing thereof; GMGI’s reliance on its management; the fact that GMGI’s chief executive officer has voting control over GMGI; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on GMGI’s operations and prospects; GMGI’s ability to protect proprietary information; the ability of GMGI to compete in its market; GMGI’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, GMGI’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which GMGI’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of GMGI’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

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Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in GMGI’s publicly filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GMGI’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, GMGI’s Annual Report on Form 10-K for the year ended October 31, 2022. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to GMGI or any person acting on behalf of any Purchase Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on GMGI’s future results. The forward-looking statements included in this press release are made only as of the date hereof. GMGI cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, GMGI undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by GMGI. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote, proxy or approval in connection with the Purchase Agreement or related transactions. In connection with the transactions contemplated by the Purchase Agreement, GMGI plans to file with the Securities and Exchange Commission (SEC) a proxy statement to seek shareholder approval for the Purchase Agreement and the issuance of shares of common stock in connection therewith, which, when finalized, will be sent to the shareholders of GMGI seeking their approval of the respective transaction-related proposals, as well as other documents regarding the proposed transactions. This communication is not a substitute for any proxy statement or other document GMGI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GMGI AND THE PURCHASE AGREEMENT AND THE PROPOSED PURCHASE TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from GMGI at its website, https://goldenmatrix.com/investors-overview/. Documents filed with the SEC by GMGI will be available free of charge on the “Investors,” “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings/ or, alternatively, by directing a request by mail, email or telephone to GMGI at 3651 Lindell Road, Suite D131, Las Vegas, NV 89103; ir@goldenmatrix.com, or (702) 318-7548, respectively.

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Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of GMGI in respect of the transactions contemplated by the Purchase Agreement under the rules of the SEC. Information about GMGI’s directors and executive officers and their ownership of GMGI is available in GMGI’s Annual Report on Form 10-K for the year ended October 31, 2022.

The sellers, MeridianBet Group, and their respective directors, managers, and executive officers may also be deemed to be participants in the solicitation of proxies from GMGI’s shareholders in connection with the Purchase Agreement. A list of the names of such parties and information regarding their interests in the Purchase Agreement will be included in the proxy statement for the Purchase Agreement when available.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Purchase Agreement when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from GMGI using the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Purchase Agreement and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Projections

The financial projections (the “Projections”) included herein were prepared by GMGI in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of GMGI were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of GMGI to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of GMGI; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; and other matters, many of which will be beyond the control of GMGI, and some or all of which may not materialize. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by GMGI’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of GMGI. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by GMGI, its management, advisors, or any other person that the Projections can or will be achieved. GMGI cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

Connect with us:

Twitter - https://twitter.com/GMGI_Group

Instagram - https://www.instagram.com/goldenmatrixgroup/

Golden Matrix Group

Contact: ir@goldenmatrix.com

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Golden Matrix Group, Inc. and Subsidiary

Consolidated Balance Sheets

	October 31,	October 31,
	2022	2021
ASSETS

Current assets:
Cash and cash equivalents	$14,949,673	$16,797,656
Accounts receivable, net	2,641,023	1,762,725
Accounts receivable – related parties	413,714	1,306,896
Prepaid expenses	84,372	114,426
Short-term deposit	52,577	61,799
Inventory, prizes	1,147,591	-
Total current assets	$19,288,950	$20,043,502

Non-current assets:
Property, plant & equipment, net	72,411	-
Intangible assets, net	2,607,075	135,263
Operating lease right-of-use assets	150,653	280,183
Goodwill	10,452,324	-
Total non-current assets	13,282,463	415,446
Total assets	$32,571,413	$20,458,948

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,385,076	$1,074,786
Accounts payable – related parties	10,637	105,062
Accrued income tax liability	324,147	-
Deferred revenues	182,444	-
Deferred tax liability	4,409	-
Current portion of operating lease liability	95,085	100,209
Customer deposits	109,328	68,635
Accrued interest	123	123
Contingent liability	573,197	-
Consideration payable – related party	30,708	-
Total current liabilities	2,715,154	1,348,815

Non-current liabilities:
Non-current portion of operating lease liability	59,778	182,024
Total non-current liabilities	59,778	182,024
Total liabilities	$2,774,932	$1,530,839

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 250,000,000 and 40,000,000 shares authorized; 28,182,575 and 27,231,401 shares issued and outstanding, respectively	$282	$272
Additional paid-in capital	51,677,727	43,354,366
Accumulated other comprehensive loss	(205,747)	(1,720)
Accumulated deficit	(24,674,847)	(24,424,809)
Total shareholders’ equity of GMGI	26,797,415	18,928,109
Noncontrolling interests	2,999,066	-
Total equity	29,796,481	18,928,109
Total liabilities and shareholders’ equity	$32,571,413	$20,458,948

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Golden Matrix Group, Inc. and Subsidiary

Consolidated Statements of Operations and Comprehensive Income

	Twelve Months Ended	Nine Months Ended	Twelve Months Ended	Six Months Ended
	October 31, 2022	October 31, 2021	January 31, 2021	January 31, 2020

Revenues	$35,172,483	$7,808,401	$2,974,182	$670,783
Revenues-related party	862,373	1,525,091	2,248,877	1,087,816
Total revenues	36,034,856	9,333,492	5,223,059	1,758,599
Cost of goods sold	(26,872,229)	(6,050,508)	(2,000,052)	(57,224)
Gross profit	9,162,627	3,282,984	3,223,007	1,701,375

Costs and expenses:
G&A expense	5,442,591	1,112,986	566,593	149,177
G&A expense- related party	2,841,137	982,023	2,050,440	540,073
Professional fees	663,315	287,383	159,091	26,944
Research and development expense	23,092	149,738	47,558	-
Bad debt expense	-	-	-	10,839
Total operating expenses	8,970,135	2,532,130	2,823,682	727,033
Income from operations	192,492	750,854	399,325	974,342

Other income (expense):
Interest expense	-	-	(11,852)	(26,227)
Interest earned	9,190	201	1,611	18,659
Foreign exchange gain (loss)	261,395	(62,983)	8,996	-
Other expense	-	(40,000)	-	-
Total other income (expense)	270,585	(102,782)	(1,245)	(7,568)
Net income before tax	463,077	648,072	398,080	966,774
Provision for income taxes	419,049	-	-	-
Net income	44,028	648,072	398,080	966,774
Less: Net income attributable to noncontrolling interest	294,066	-	-	-
Net income (loss) attributable to GMGI	$(250,038)	$648,072	$398,080	$966,774

Weighted average ordinary shares outstanding:
Basic	28,042,001	23,884,563	19,953,819	18,968,792
Diluted	28,042,001	32,278,224	31,588,555	27,862,743
Net income (loss) per ordinary share attributable to GMGI:
Basic	$(0.01)	$0.03	$0.02	$0.05
Diluted	$(0.01)	$0.02	$0.01	$0.03

Net income	$44,028	$648,072	$398,080	$966,774
Foreign currency translation adjustments	(204,027)	(742)	-	-
Comprehensive income (loss)	(159,999)	647,330	398,080	966,774
Less: Net income attributable to noncontrolling interest	294,066	-	-	-
Comprehensive income (loss) attributable to GMGI	$(454,065)	$647,330	$398,080	$966,774

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Reconciliation of Net Income attributable to

Golden Matrix Group Inc ., to Adjusted EBITDA

	Twelve Months Period Ended	Twelve Months Period Ended
	October 31, 2022	October 31, 2021
Net Income	$44,028	$700,230
+ Tax Expense	419,049	-
+ Interest Expense	-	955
- Interest Income	(9,190)	(242)
+ Depreciation Expense	22,847	-
+ Amortization Expense	384,588	38,737
+ Stock-based Compensation	2,665,221	1,691,345
Adjusted EBITDA	$3,526,543	$2,431,025

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